Exhibit 10.21

November 11, 2020

Anthony Cataldo
GT Biopharma Inc.
9350 Wilshire Blvd., Suite 203
Beverly Hills, CA 990212

Mr. Cataldo:

This letter is my notice of resignation as the Chief Financial Officer and Director of GT Biopharma, Inc. effective immediately.

Sincerely,

/s/ Steven Weldon
Steven Weldon, MBA, CPA